Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Borrower:	Applied Optoelectronics, Inc.	Lender:	East West Bank
	13139 Jess Pirtle Blvd.		Loan Servicing Department
	Sugar Land, TX 77478		9300 Flair Drive, 6th Floor
El Monte, CA 91731

Principal Amount: $22,000,000.00	Date of Agreement: October 5, 2016

DESCRIPTION OF EXISTING INDEBTEDNESS. The Promissory Note dated January 26, 2015 for Loan Number [***] in the original Principal Amount of $22,000,000.00, along with any and all subsequent Change In Terms Agreements.

DESCRIPTION OF CHANGE IN TERMS.

The draw down period is hereby extended from July 31, 2016 to September 30, 2016.

The section entitled "Conversion to Term Loan" is hereby amended and restated as follows:

CONVERSION TO TERM LOAN. On the Draw Down Maturity Date, the section entitled "Line of Credit" is hereby deleted and the outstanding principal balance as of the Draw Down Maturity Date shall be converted to a (64) month term loan, with principal and interest payments due monthly amortized over three hundred (300) months. The first principal and interest payment is due on October 26, 2016 and will continue on the same day of each month thereafter. The final principal and interest payment is due on January 26, 2022 (the "Term Loan Maturity Date") and will include all unpaid principal and all accrued and unpaid interest.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

APPLIED OPTOELECTRONICS, INC.

By: /s/ Stefan John Murry

Stefan John Murry, Vice President of Applied
Optoelectronics, Inc.